                                                                     Exhibit 4.1

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of April 22, 1998, among FLORSHEIM GROUP INC., a Delaware corporation (the "Borrower"), the lending institutions from time to time party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as agent (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                   WITNESSETH

         WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of May 9, 1997 (as amended, modified or supplemented to the date hereof, the "Credit Agreement"); and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided, subject to and on the terms and conditions set forth herein;

         NOW, THEREFORE, it is agreed:

         1. Section 9.07 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing immediately before clause (y) of subsection
(a) thereof, (ii) inserting a comma in lieu thereof, (iii) deleting the text "and each Fiscal Year thereafter until the "Maturity Date" appearing in clause
(y) of subsection (a) thereof, (iv) deleting the amount "$12,000,000" appearing in clause (y) of subsection (a) thereof, (v) inserting the new amount "$13,000,000" in lieu thereof, (vi) inserting the following new text at the end of clause (y) of subsection (a) thereof.

         "and (z) during each Fiscal Year beginning after January 2, 1999 until the Maturity Date, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $12,000,000",

(vii) deleting the second parenthetical appearing in subsection (b) thereof in its entirety and (viii) inserting the following new parenthetical in lieu thereof:

         "(or (i) $13,000,000 in the case of the Fiscal Year ended January 2, 1999 or (ii) $12,000,000 in the case of a Fiscal Year beginning after January 2, 1999)".

         2. Section 9.08 of the Credit Agreement is hereby amended by (a) deleting the dates listed under the heading "Fiscal Quarter Ended Closest to" and the amounts corresponding thereto and (b) inserting the following new dates and amounts in lieu thereof:



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                   "March 31, 1998                             $16,250,000
                    June 30, 1998                               16,250,000
                    September 30, 1998                          16,750,000
                    December 31, 1998                           17,750,000

                    March 31, 1999                              19,000,000
                    June 30, 1999                               20,000,000
                    September 30, 1999                          20,500,000
                    December 31, 1999                           21,000,000

                    March 31, 2000                              21,500,000
                    June 30, 2000                               22,000,000
                    September 30, 2000                          22,500,000
                    December 31, 2000                           23,000,000"
                    and each fiscal quarter
                    thereafter

         3. Section 9.09 of the Credit Agreement is hereby amended by (i) deleting the dates listed under the heading "Fiscal Quarter Ended Closest to" and the ratios corresponding thereto and (b) inserting the following new dates and ratios in lieu thereof:

                   "March 31, 1998                              5.20:1.00
                    June 30, 1998                               5.20:1.00
                    September 30, 1998                          4.90:1.00
                    December 31, 1998                           4.50:1.00

                    March 31, 1999                              4.25:1.00
                    June 30, 1999                               4.00:1.00
                    September 30, 1999                          3.75:1.00
                    December 31, 1999                           3.60:1.00

                    March 31, 2000                              3.50:1.00"
                    and each fiscal quarter
                    thereafter

         4. Section 9.10 of the Credit Agreement is hereby amended by (i) deleting the dates listed under the heading "Fiscal Quarter Ended Closest to" and the ratios corresponding thereto and (b) inserting the following new dates and ratios in lieu thereof:

                   "March 31, 1998                              1.95:1.00
                    June 30, 1998                               1.95:1.00
                    September 30, 1998                          2.05:1.00
                    December 31, 1998                           2.20:1.00



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                    March 31, 1999                              2.30:1.00
                    June 30, 1999                               2.35:1.00
                    September 30, 1999                          2.45:1.00
                    December 31, 1999                           2.60:1.00

                    March 31, 2000                              2.70:1.00
                    June 30, 2000                               2.80:1.00
                    September 30, 2000                          2.85:1.00
                    December 31, 2000                           3.00:1.00"
                    and each fiscal quarter
                    thereafter

         5. In order to induce the undersigned Banks to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date (as defined in Section 9 of this Amendment) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (ii) there exists no Default or Event of Default on the First Amendment Effective Date, in each case after giving effect to this Amendment.

         6. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

         7. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent at the Notice Office.

         8. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         9. This Amendment shall become effective on the date (the "First Amendment Effective Date") when the Borrower and the Required Banks (i) shall have signed a counterpart hereof (whether the same or different counterparts) and (ii) shall have delivered (including by way of facsimile transmission) the same to the Agent at the Notice Office.

         10. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

         * * * *


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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                              FLORSHEIM GROUP INC.


                              By:     /S/  Richard J. Anglin
                                      ----------------------
                              Name:    Richard J. Anglin
                              Title:   Vice President, Chief Financial Officer


                              BANKERS TRUST COMPANY,
                              Individually, and as Agent

                              By:     /S/  Anthony LoGrippo
                                     -----------------------------
                              Name:  Anthony LoGrippo
                              Title:  Vice President


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION


                              By:
                                     -----------------------------
                              Name:
                              Title:


                              CREDIT AGRICOLE INDOSUEZ


                              By:     /S/  David Bouhl
                                     -----------------------------
                              Name:  David Bouhl, F.V.P.
                              Title:  Head of Corporate Banking, Chicago


                              By:     /S/  Dennis M. Toolan
                                     -----------------------------
                              Name:  Dennis M. Toolan
                              Title:  Senior Vice President

                              CREDIT LYONNAIS NEW YORK BRANCH


                              By:     /S/  Attila Koc
                                     -----------------------------
                              Name:  Attila Koc
                              Title:  First Vice President


                              HARRIS TRUST AND SAVINGS BANK


                              By:     /S/  Scott F. Geik
                                     -----------------------------
                              Name:  Scott F. Geik
                              Title:  Vice President


                              HELLER FINANCIAL, INC.


                              By:     /S/  Patrick Hayes
                                     -----------------------------
                              Name:  Patrick Hayes
                              Title:  Vice President


                              LASALLE NATIONAL BANK


                              By:     /S/  S.M. Marks
                                     -----------------------------
                              Name:  S.M. Marks
                              Title:  Vice President


                              SOCIETE GENERALE, CHICAGO BRANCHE


                              By:     /S/  Robert W. Bolt
                                     -----------------------------
                              Name:  Robert W. Bolt
                              Title:  Director


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                              THE SUMITOMO BANK, LIMITED


                              By:
                                     -----------------------------
                              Name:
                              Title:


                              TRANSAMERICA BUSINESS CREDIT CORPORATION


                              By:     /S/  Perry Vavoules
                                     -----------------------------
                              Name:  Perry Vavoules
                              Title:  Senior Vice President